PRESS RELEASE

AbbVie Reports Second-Quarter 2025 Financial Results

•Reports Second-Quarter Diluted EPS of $0.52 on a GAAP Basis, a Decrease of 32.5 Percent; Adjusted Diluted EPS of $2.97, an Increase of 12.1 Percent; These Results Include an Unfavorable Impact of $0.42 Per Share Related to Acquired IPR&D and Milestones Expense

•Delivers Second-Quarter Net Revenues of $15.423 Billion, an Increase of 6.6 Percent on a Reported Basis or 6.5 Percent on an Operational Basis

•Second-Quarter Global Net Revenues from the Immunology Portfolio Were $7.631 Billion, an Increase of 9.5 Percent on a Reported Basis, or 9.2 Percent on an Operational Basis; Global Skyrizi Net Revenues Were $4.423 Billion; Global Rinvoq Net Revenues Were $2.028 Billion; Global Humira Net Revenues Were $1.180 Billion

•Second-Quarter Global Net Revenues from the Neuroscience Portfolio Were $2.683 Billion, an Increase of 24.2 Percent on a Reported Basis, or 24.0 Percent on an Operational Basis; Global Vraylar Net Revenues Were $900 Million; Global Botox Therapeutic Net Revenues Were $928 Million; Combined Global Ubrelvy and Qulipta Net Revenues Were $605 Million

•Second-Quarter Global Net Revenues from the Oncology Portfolio Were $1.676 Billion, an Increase of 2.6 Percent on a Reported Basis, or 2.4 Percent on an Operational Basis; Global Imbruvica Net Revenues Were $754 Million; Global Venclexta Net Revenues Were $691 Million; Global Elahere Net Revenues Were $159 Million

•Second-Quarter Global Net Revenues from the Aesthetics Portfolio Were $1.279 Billion, a Decrease of 8.1 Percent on a Reported Basis, or 8.0 Percent on an Operational Basis; Global Botox Cosmetic Net Revenues Were $692 Million; Global Juvederm Net Revenues Were $260 Million

•Raises 2025 Adjusted Diluted EPS Guidance Range from $11.67 - $11.87 to $11.88 - $12.08, which Includes an Unfavorable Impact of $0.55 Per Share Related to Acquired IPR&D and Milestones Expense Incurred Year-To-Date Through the Second Quarter 2025

NORTH CHICAGO, Ill., July 31, 2025 – AbbVie (NYSE:ABBV) announced financial results for the second quarter ended June 30, 2025.

"AbbVie delivered another outstanding quarter with strong performance from our diversified growth platform. We also made meaningful pipeline progress with several regulatory approvals, encouraging clinical data and strategic investments in promising external innovation," said Robert A. Michael, chairman and chief executive officer, AbbVie. "We're entering the second half of the year with substantial momentum and are once again raising our full-year outlook."

Note: "Operational" comparisons are presented at constant currency rates that reflect comparative local currency net revenues at the prior year's foreign exchange rates.	1

Second-Quarter Results

•Worldwide net revenues were $15.423 billion, an increase of 6.6 percent on a reported basis, or 6.5 percent on an operational basis.

•Global net revenues from the immunology portfolio were $7.631 billion, an increase of 9.5 percent on a reported basis, or 9.2 percent on an operational basis.
◦Global Skyrizi net revenues were $4.423 billion, an increase of 62.2 percent on a reported basis, or 61.8 percent on an operational basis.
◦Global Rinvoq net revenues were $2.028 billion, an increase of 41.8 percent on a reported basis, or 41.2 percent on an operational basis.
◦Global Humira net revenues were $1.180 billion, a decrease of 58.1 percent on a reported basis, or 58.2 percent on an operational basis.

•Global net revenues from the neuroscience portfolio were $2.683 billion, an increase of 24.2 percent on a reported basis, or 24.0 percent on an operational basis.
◦Global Vraylar net revenues were $900 million, an increase of 16.3 percent.
◦Global Botox Therapeutic net revenues were $928 million, an increase of 14.1 percent on a reported basis, or 14.2 percent on an operational basis.
◦Global Ubrelvy net revenues were $338 million, an increase of 47.1 percent on a reported basis, or 47.2 percent on an operational basis.
◦Global Qulipta net revenues were $267 million, an increase of 77.5 percent on a reported basis, or 76.9 percent on an operational basis.

•Global net revenues from the oncology portfolio were $1.676 billion, an increase of 2.6 percent on a reported basis, or 2.4 percent on an operational basis.
◦Global Imbruvica net revenues were $754 million, a decrease of 9.5 percent.
◦Global Venclexta net revenues were $691 million, an increase of 8.5 percent on a reported basis, or 8.3 percent on an operational basis.
◦Global Elahere net revenues were $159 million, an increase of 24.2 percent on a reported basis, or 23.7 percent on an operational basis.

•Global net revenues from the aesthetics portfolio were $1.279 billion, a decrease of 8.1 percent on a reported basis, or 8.0 percent on an operational basis.
◦Global Botox Cosmetic net revenues were $692 million, a decrease of 5.0 percent on a reported basis, or 4.9 percent on an operational basis.
◦Global Juvederm net revenues were $260 million, a decrease of 24.0 percent.

•On a GAAP basis, gross margin in the second quarter was 71.8 percent. The adjusted gross margin was 84.4 percent.

•On a GAAP basis, selling, general and administrative (SG&A) expense was 21.1 percent of net revenues. The adjusted SG&A expense was 21.0 percent of net revenues.

•On a GAAP basis, research and development (R&D) expense was 13.8 percent of net revenues. The adjusted R&D expense was 13.7 percent of net revenues.

•Acquired IPR&D and milestones expense was 5.3 percent of net revenues.

•On a GAAP basis, operating margin in the second quarter was 31.7 percent. The adjusted operating margin was 44.3 percent.

•Net interest expense was $678 million.

•On a GAAP basis, the tax rate in the quarter was 39.4 percent. The adjusted tax rate was 16.2 percent.

•Diluted EPS in the second quarter was $0.52 on a GAAP basis. Adjusted diluted EPS, excluding specified items, was $2.97. These results include an unfavorable impact of $0.42 per share related to acquired IPR&D and milestones expense.

Note: "Operational" comparisons are presented at constant currency rates that reflect comparative local currency net revenues at the prior year's foreign exchange rates.	2

Recent Events

•AbbVie announced the U.S. Food and Drug Administration (FDA) approved Rinvoq (upadacitinib) as the first oral Janus Kinase (JAK) inhibitor approved for the treatment of adults with giant cell arteritis (GCA). The approval was supported by data from the pivotal Phase 3 SELECT-GCA trial, which met the primary endpoint of sustained remission and key secondary endpoints. This marks the ninth approved indication for Rinvoq in the U.S., across rheumatology, gastroenterology and dermatology.

•AbbVie announced positive topline results from the first of two pivotal studies in the Phase 3 UP-AA clinical program evaluating the safety and efficacy of Rinvoq in adult and adolescent patients with severe alopecia areata (AA). In the study, Rinvoq achieved the primary endpoint, demonstrating that 44.6% and 54.3% of patients with severe AA treated with Rinvoq 15mg and 30mg, respectively, reached 80% or more scalp hair coverage at week 24 as defined by the severity of alopecia tool (SALT) score ≤20. Key secondary endpoints, including improvements in eyebrows and eyelashes, as well as the percentage of subjects with 90% or more scalp coverage (SALT ≤10) and complete scalp hair coverage (SALT=0) at Week 24, were also met. Rinvoq's safety profile in AA was generally consistent with that in approved indications, and no new safety signals were identified in this study.

•AbbVie and Capstan Therapeutics, a clinical-stage biotechnology company dedicated to advancing in vivo engineering of cells through RNA delivery using targeted lipid nanoparticles (tLNPs), announced a definitive agreement under which AbbVie will acquire Capstan. The transaction includes CPTX2309, a potential first-in-class in vivo tLNP anti-CD19 CAR-T therapy candidate, currently in Phase 1 development for the treatment of B cell-mediated autoimmune diseases. Additionally, AbbVie will acquire Capstan's proprietary tLNP platform technology designed to deliver RNA payloads, such as mRNA, capable of engineering specific cell types in vivo.

•AbbVie announced new data from its Phase 3 TEMPLE head-to-head study evaluating the tolerability, safety and efficacy of Qulipta (atogepant) compared to topiramate for the preventive treatment of migraine in adult patients with a history of four or more migraine days per month. In the study, Qulipta met the primary endpoint of fewer treatment discontinuations attributed to adverse events versus topiramate, and all six secondary endpoints achieved statistical significance for superiority versus topiramate, demonstrating clinical efficacy. Full results from the TEMPLE study will be presented at an upcoming medical meeting.

•AbbVie announced that Emrelis (telisotuzumab vedotin-tllv) was granted accelerated approval by the FDA for the treatment of adult patients with locally advanced or metastatic, non-squamous non-small cell lung cancer (NSCLC) with high c-Met protein overexpression who have received a prior systemic therapy. Emrelis is the first treatment approved for previously treated advanced NSCLC patients with high c-Met protein overexpression, a population that often faces poor prognosis and has limited treatment options.

•AbbVie announced the submission of a supplemental New Drug Application (sNDA) to the FDA for Venclexta (venetoclax) and acalabrutinib combination therapy for the treatment of chronic lymphocytic leukemia (CLL). This combination therapy has potential to be the first all oral, fixed-duration regimen for previously untreated patients with CLL. The submission is supported by data from the Phase 3 AMPLIFY trial which demonstrated that the combination regimen of Venclexta and acalabrutinib improved progression-free survival (PFS) compared to standard chemoimmunotherapy in previously untreated patients with CLL.

•At the American Society of Clinical Oncology (ASCO) Annual Meeting, AbbVie presented key data that showcased significant progress across AbbVie's robust oncology pipeline, in a range of difficult-to-treat solid tumors and blood cancers. Highlights included new data from AbbVie's novel investigational antibody-drug conjugates (ADCs) telisotuzumab adizutecan (ABBV-400, Temab-A) in advanced NSCLC, ABBV-706 in high-grade neuroendocrine neoplasms (NENs) and pivekimab sunirine (PVEK) in blastic plasmacytoid dendritic cell neoplasm (BPDCN).

Recent Events (Continued)

•AbbVie announced the global Phase 3 VERONA trial evaluating Venclexta (venetoclax) in combination with azacitidine in the treatment of newly diagnosed higher-risk myelodysplastic syndrome (MDS) did not meet the primary endpoint of overall survival. No new safety signals were observed and results from the trial will be available in a future medical congress and/or publication.

•AbbVie and Ichnos Glenmark Innovation (IGI) announced an exclusive licensing agreement for IGI's lead investigational asset, ISB 2001, which is being investigated for the treatment of oncology and autoimmune diseases. ISB 2001 is a first-in-class trispecific T-cell engager currently in Phase 1 development for relapsed/refractory (r/r) multiple myeloma (MM).

•AbbVie announced the FDA approved a label expansion for Mavyret (glecaprevir/pibrentasvir), an oral pangenotypic direct acting antiviral (DAA) therapy. Mavyret is the first oral eight-week pangenotypic treatment option approved for people with acute or chronic hepatitis C virus (HCV). With this approval, providers can now treat HCV patients immediately at the time of diagnosis.

•AbbVie and ADARx Pharmaceuticals, a late clinical-stage biotechnology company developing next-generation RNA therapeutics, announced a collaboration and license option agreement to develop small interfering RNA (siRNA) therapeutics across multiple disease areas. The collaboration will leverage AbbVie's expertise in biotherapeutic drug development and commercialization with ADARx's proprietary RNA technology to advance next-generation siRNA therapies across neuroscience, immunology and oncology.

Full-Year 2025 Outlook

AbbVie is raising its adjusted diluted EPS guidance for the full year 2025 from $11.67 - $11.87 to $11.88 - $12.08, which includes an unfavorable impact of $0.55 per share related to acquired IPR&D and milestones expense incurred year-to-date through the second quarter 2025. The company's 2025 adjusted diluted EPS guidance excludes any impact from acquired IPR&D and milestones that may be incurred beyond the second quarter of 2025, as both cannot be reliably forecasted.
About AbbVie

AbbVie's mission is to discover and deliver innovative medicines that solve serious health issues today and address the medical challenges of tomorrow. We strive to have a remarkable impact on people's lives across several key therapeutic areas: immunology, neuroscience, oncology, and eye care - and products and services across our Allergan Aesthetics portfolio. For more information about AbbVie, please visit us at www.abbvie.com. Follow @abbvie on X (formerly Twitter), Facebook, Instagram, YouTube or LinkedIn.

Conference Call

AbbVie will host an investor conference call today at 8:00 a.m. Central Time to discuss our second-quarter performance. The call will be webcast through AbbVie’s Investor Relations website at investors.abbvie.com. An archived edition of the call will be available after 11:00 a.m. Central Time.

Non-GAAP Financial Results

Financial results for 2025 and 2024 are presented on both a reported and a non-GAAP basis. Reported results were prepared in accordance with GAAP and include all revenue and expenses recognized during the period. Non-GAAP results adjust for certain non-cash items and for factors that are unusual or unpredictable, and exclude those costs, expenses, and other specified items presented in the reconciliation tables later in this release. AbbVie’s management believes non-GAAP financial measures provide useful information to investors regarding AbbVie’s results of operations and assist management, analysts and investors in evaluating the performance of the business. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.

Forward-Looking Statements
Some statements in this news release are, or may be considered, forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project” and similar expressions and uses of future or conditional verbs, generally identify forward-looking statements. AbbVie cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Such risks and uncertainties include, but are not limited to, challenges to intellectual property, competition from other products, difficulties inherent in the research and development process, adverse litigation or government action, changes to laws and regulations applicable to our industry, the impact of global macroeconomic factors, such as economic downturns or uncertainty, international conflict, trade disputes and tariffs, and other uncertainties and risks associated with global business operations. Additional information about the economic, competitive, governmental, technological and other factors that may affect AbbVie’s operations is set forth in Item 1A, “Risk Factors,” of AbbVie’s 2024 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission, as updated by its Quarterly Reports on Form 10-Q and in other documents that AbbVie subsequently files with the Securities and Exchange Commission that update, supplement or supersede such information. AbbVie undertakes no obligation, and specifically declines, to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Media:	Investors:
Gabby Tarbert	Liz Shea
(224) 244-0111	(847) 935-2211

Todd Bosse
(847) 936-1182

Jeffrey Byrne
(847) 938-2923

AbbVie Inc.
Key Product Revenues
Quarter Ended June 30, 2025
(Unaudited)

				% Change vs. 2Q24
	Net Revenues (in millions)			Reported			Operational[a]
	U.S.	Int’l.	Total	U.S.	Int'l.	Total	Int'l.	Total
NET REVENUES	$11,762	$3,661	$15,423	5.9%	9.1%	6.6%	8.4%	6.5%

Immunology	6,097	1,534	7,631	6.7	22.3	9.5	20.7	9.2
Skyrizi	3,843	580	4,423	64.3	49.7	62.2	47.2	61.8
Rinvoq	1,452	576	2,028	42.7	39.6	41.8	37.5	41.2
Humira	802	378	1,180	(66.0)	(16.8)	(58.1)	(17.2)	(58.2)

Neuroscience	2,333	350	2,683	23.2	30.6	24.2	28.7	24.0
Vraylar	898	2	900	16.2	72.8	16.3	76.8	16.3
Botox Therapeutic	775	153	928	15.9	5.7	14.1	6.0	14.2
Ubrelvy	330	8	338	46.5	73.9	47.1	76.7	47.2
Qulipta	237	30	267	62.8	>100.0	77.5	>100.0	76.9
Vyalev	22	76	98	n/m	>100.0	>100.0	>100.0	>100.0
Duodopa	20	77	97	(13.6)	(13.7)	(13.7)	(16.3)	(15.7)
Other Neuroscience	51	4	55	(11.4)	(23.3)	(12.3)	(21.3)	(12.2)

Oncology	1,026	650	1,676	(1.0)	8.7	2.6	8.3	2.4
Imbruvica[b]	543	211	754	(8.9)	(11.2)	(9.5)	(11.2)	(9.5)
Venclexta	321	370	691	7.4	9.5	8.5	9.1	8.3
Elahere	138	21	159	8.0	n/m	24.2	n/m	23.7
Epkinly[c]	22	48	70	57.4	>100.0	93.9	>100.0	92.3
Other Oncology	2	—	2	n/m	n/m	n/m	n/m	n/m

Aesthetics	797	482	1,279	(7.8)	(8.5)	(8.1)	(8.3)	(8.0)
Botox Cosmetic	410	282	692	(8.7)	0.9	(5.0)	1.2	(4.9)
Juvederm Collection	105	155	260	(23.6)	(24.4)	(24.0)	(24.4)	(24.0)
Other Aesthetics	282	45	327	1.6	5.8	2.2	6.4	2.3

Eye Care	226	288	514	(5.7)	(2.4)	(3.9)	(1.5)	(3.4)
Ozurdex	30	95	125	(12.6)	5.8	0.6	4.4	(0.4)
Lumigan/Ganfort	52	51	103	19.9	(15.4)	(0.8)	(15.2)	(0.7)
Alphagan/Combigan	—	36	36	(91.6)	(3.1)	(25.6)	(0.2)	(23.5)
Other Eye Care	144	106	250	(4.3)	(1.7)	(3.2)	0.9	(2.1)

Other Key Products	835	202	1,037	11.2	(4.4)	7.8	(5.8)	7.5
Mavyret	184	191	375	9.7	(5.1)	1.6	(6.5)	0.8
Creon	404	—	404	8.4	n/m	8.4	n/m	8.4
Linzess/Constella	247	11	258	17.4	10.8	17.1	10.3	17.1
a "Operational" comparisons are presented at constant currency rates that reflect comparative local currency net revenues at the prior year's foreign exchange rates.
b Reflects profit sharing for Imbruvica international revenues.
c Epkinly U.S. revenues reflect profit sharing. International revenues reflect product revenues as well as profit sharing from certain international territories.
n/m = not meaningful

AbbVie Inc.
Key Product Revenues
Six Months Ended June 30, 2025
(Unaudited)

				% Change vs. 6M24
	Net Revenues (in millions)			Reported			Operational[a]
	U.S.	Int’l.	Total	U.S.	Int’l.	Total	Int’l.	Total
NET REVENUES	$21,741	$7,025	$28,766	7.9%	6.0%	7.4%	8.3%	8.0%

Immunology	10,980	2,915	13,895	11.3	17.9	12.6	20.4	13.1
Skyrizi	6,762	1,086	7,848	69.2	46.9	65.8	49.6	66.2
Rinvoq	2,672	1,074	3,746	53.3	37.6	48.5	40.1	49.3
Humira	1,546	755	2,301	(62.6)	(20.8)	(54.7)	(18.4)	(54.3)

Neuroscience	4,305	660	4,965	19.3	27.4	20.3	29.8	20.6
Vraylar	1,661	4	1,665	13.4	41.8	13.5	47.4	13.5
Botox Therapeutic	1,498	296	1,794	17.0	5.2	14.9	8.6	15.5
Ubrelvy	563	15	578	33.0	46.7	33.3	51.2	33.4
Qulipta	409	51	460	49.5	>100.0	63.6	>100.0	63.6
Vyalev	28	133	161	n/m	>100.0	>100.0	>100.0	>100.0
Duodopa	40	153	193	(16.6)	(14.9)	(15.2)	(14.0)	(14.5)
Other Neuroscience	106	8	114	(10.4)	(12.7)	(10.5)	(8.1)	(10.2)

Oncology	2,053	1,256	3,309	2.4	7.1	4.2	9.1	5.0
Imbruvica[b]	1,072	420	1,492	(11.1)	(9.7)	(10.7)	(9.7)	(10.7)
Venclexta	633	723	1,356	9.1	7.8	8.4	11.3	10.3
Elahere	303	35	338	57.5	n/m	75.5	n/m	75.5
Epkinly[c]	43	78	121	61.8	>100.0	92.1	>100.0	93.3
Other Oncology	2	—	2	n/m	n/m	n/m	n/m	n/m

Aesthetics	1,437	944	2,381	(12.3)	(5.6)	(9.8)	(3.6)	(9.0)
Botox Cosmetic	705	543	1,248	(15.9)	3.7	(8.4)	5.8	(7.6)
Juvederm Collection	180	311	491	(25.9)	(21.5)	(23.2)	(19.8)	(22.2)
Other Aesthetics	552	90	642	(1.0)	11.7	0.6	14.5	0.9

Eye Care	447	573	1,020	(4.2)	(5.3)	(4.8)	(1.8)	(2.8)
Ozurdex	60	188	248	(12.4)	0.8	(2.8)	2.7	(1.4)
Lumigan/Ganfort	100	109	209	39.4	(11.0)	7.5	(7.7)	9.6
Alphagan/Combigan	26	70	96	(3.6)	(13.1)	(10.6)	(8.5)	(7.2)
Other Eye Care	261	206	467	(12.8)	(4.4)	(9.3)	0.3	(7.3)

Other Key Products	1,471	375	1,846	2.5	(12.0)	(0.8)	(10.4)	(0.4)
Mavyret	326	355	681	4.9	(12.8)	(5.1)	(11.2)	(4.2)
Creon	759	—	759	15.4	n/m	15.4	n/m	15.4
Linzess/Constella	386	20	406	(17.4)	7.0	(16.5)	9.7	(16.4)
a "Operational" comparisons are presented at constant currency rates that reflect comparative local currency net revenues at the prior year's foreign exchange rates.
b Reflects profit sharing for Imbruvica international revenues.
c Epkinly U.S. revenues reflect profit sharing. International revenues reflect product revenues as well as profit sharing from certain international territories.
n/m = not meaningful

AbbVie Inc.
Consolidated Statements of Earnings
(Unaudited)

(in millions, except per share data)	Second Quarter Ended June 30		Six Months Ended June 30
	2025	2024	2025	2024
Net revenues	$15,423	$14,462	$28,766	$26,772
Cost of products sold	4,346	4,202	8,348	8,296
Selling, general and administrative	3,253	3,377	6,546	6,692
Research and development	2,131	1,948	4,198	3,887
Acquired IPR&D and milestones	823	937	1,071	1,101
Other operating income	(24)	—	(24)	—
Total operating costs and expenses	10,529	10,464	20,139	19,976

Operating earnings	4,894	3,998	8,627	6,796

Interest expense, net	678	506	1,305	959
Net foreign exchange loss	23	1	27	5
Other expense, net	2,639	1,345	4,080	1,931
Earnings before income tax expense	1,554	2,146	3,215	3,901
Income tax expense	613	773	985	1,156
Net earnings	941	1,373	2,230	2,745
Net earnings attributable to noncontrolling interest	3	3	6	6
Net earnings attributable to AbbVie Inc.	$938	$1,370	$2,224	$2,739

Diluted earnings per share attributable to AbbVie Inc.	$0.52	$0.77	$1.24	$1.53

Adjusted diluted earnings per share[a]	$2.97	$2.65	$5.43	$4.96

Weighted-average diluted shares outstanding	1,771	1,771	1,772	1,772

a    Refer to the Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for further details.

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
(Unaudited)
1.     Specified items impacted results as follows:

	Quarter Ended June 30, 2025
(in millions, except per share data)	Earnings		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$1,554	$938	$0.52
Adjusted for specified items:
Intangible asset amortization	1,864	1,571	0.89
Change in fair value of contingent consideration	2,795	2,709	1.53
Other	91	60	0.03
As adjusted (non-GAAP)	$6,304	$5,278	$2.97
a     Represents net earnings attributable to AbbVie Inc. Specified items reflect the impact of applicable statutory tax rates.
Reported GAAP earnings and adjusted non-GAAP earnings for the three months ended June 30, 2025 included acquired IPR&D and milestone expense of $823 million on a pre-tax and $737 million on an after-tax basis, representing an unfavorable impact of $0.42 to both diluted EPS and adjusted diluted EPS.
2. The impact of the specified items by line item was as follows:

	Quarter Ended June 30, 2025
(in millions)	Cost of products sold	SG&A	R&D	Other operating income	Other expense, net
As reported (GAAP)	$4,346	$3,253	$2,131	$(24)	$2,639
Adjusted for specified items:
Intangible asset amortization	(1,864)	—	—	—	—
Change in fair value of contingent consideration	—	—	—	—	(2,795)
Other	(69)	(14)	(16)	24	(16)
As adjusted (non-GAAP)	$2,413	$3,239	$2,115	$—	$(172)
3. The adjusted tax rate for the second quarter of 2025 was 16.2 percent, as detailed below:

	Quarter Ended June 30, 2025
(dollars in millions)	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$1,554	$613	39.4%
Specified items	4,750	410	8.6%
As adjusted (non-GAAP)	$6,304	$1,023	16.2%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
(Unaudited)

1.     Specified items impacted results as follows:

	Quarter Ended June 30, 2024
(in millions, except per share data)	Earnings		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$2,146	$1,370	$0.77
Adjusted for specified items:
Intangible asset amortization	1,947	1,651	0.93
Acquisition and integration costs	145	125	0.07
Change in fair value of contingent consideration	1,476	1,438	0.81
Other	90	126	0.07
As adjusted (non-GAAP)	$5,804	$4,710	$2.65
a     Represents net earnings attributable to AbbVie Inc. Specified items reflect the impact of applicable statutory tax rates.
Acquisition and integration costs primarily reflect costs related to the ImmunoGen acquisition.
Reported GAAP earnings and adjusted non-GAAP earnings for the three months ended June 30, 2024 included acquired IPR&D and milestone expense of $937 million on a pre-tax and $924 million on an after-tax basis, representing an unfavorable impact of $0.52 to both diluted EPS and adjusted diluted EPS.
2. The impact of the specified items by line item was as follows:

	Quarter Ended June 30, 2024
(in millions)	Cost of products sold	SG&A	R&D	Other expense, net
As reported (GAAP)	$4,202	$3,377	$1,948	$1,345
Adjusted for specified items:
Intangible asset amortization	(1,947)	—	—	—
Acquisition and integration costs	(79)	(35)	(31)	—
Change in fair value of contingent consideration	—	—	—	(1,476)
Other	(41)	(27)	—	(22)
As adjusted (non-GAAP)	$2,135	$3,315	$1,917	$(153)
 3. The adjusted tax rate for the second quarter of 2024 was 18.8 percent, as detailed below:

	Quarter Ended June 30, 2024
(dollars in millions)	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$2,146	$773	36.0%
Specified items	3,658	318	8.7%
As adjusted (non-GAAP)	$5,804	$1,091	18.8%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
(Unaudited)
1. Specified items impacted results as follows:

	Six Months Ended June 30, 2025
(in millions, except per share data)	Earnings		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$3,215	$2,224	$1.24
Adjusted for specified items:
Intangible asset amortization	3,722	3,145	1.78
Change in fair value of contingent consideration	4,313	4,186	2.36
Other	153	93	0.05
As adjusted (non-GAAP)	$11,403	$9,648	$5.43
a     Represents net earnings attributable to AbbVie Inc. Specified items reflect the impact of applicable statutory tax rates.
Reported GAAP earnings and adjusted non-GAAP earnings for the six months ended June 30, 2025 included acquired IPR&D and milestones expense of $1.1 billion on a pre-tax and $975 million on an after-tax basis, representing an unfavorable impact of $0.55 to both diluted EPS and adjusted diluted EPS.
2. The impact of the specified items by line item was as follows:

	Six Months Ended June 30, 2025
(in millions)	Cost of products sold	SG&A	R&D	Other operating income	Other expense, net
As reported (GAAP)	$8,348	$6,546	$4,198	$(24)	$4,080
Adjusted for specified items:
Intangible asset amortization	(3,722)	—	—	—	—
Change in fair value of contingent consideration	—	—	—	—	(4,313)
Other	(97)	(27)	(32)	24	(21)
As adjusted (non-GAAP)	$4,529	$6,519	$4,166	$—	$(254)
3. The adjusted tax rate for the first six months of 2025 was 15.3 percent, as detailed below:

	Six Months Ended June 30, 2025
(dollars in millions)	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$3,215	$985	30.6%
Specified items	8,188	764	9.3%
As adjusted (non-GAAP)	$11,403	$1,749	15.3%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
(Unaudited)

1. Specified items impacted results as follows:

	Six Months Ended June 30, 2024
(in millions, except per share data)	Earnings		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$3,901	$2,739	$1.53
Adjusted for specified items:
Intangible asset amortization	3,838	3,254	1.84
Acquisition and integration costs	656	611	0.34
Change in fair value of contingent consideration	2,136	2,081	1.17
Other	111	145	0.08
As adjusted (non-GAAP)	$10,642	$8,830	$4.96
a     Represents net earnings attributable to AbbVie Inc. Specified items reflect the impact of applicable statutory tax rates.
Acquisition and integration costs primarily reflect costs related to the ImmunoGen acquisition.
Reported GAAP earnings and adjusted non-GAAP earnings for the six months ended June 30, 2024 included acquired IPR&D and milestones expense of $1.1 billion on a pre-tax and after-tax basis, representing an unfavorable impact of $0.60 to both diluted EPS and adjusted diluted EPS.
2. The impact of the specified items by line item was as follows:

	Six Months Ended June 30, 2024
(in millions)	Cost of products sold	SG&A	R&D	Interest expense, net	Other expense, net
As reported (GAAP)	$8,296	$6,692	$3,887	$959	$1,931
Adjusted for specified items:
Intangible asset amortization	(3,838)	—	—	—	—
Acquisition and integration costs	(158)	(315)	(159)	(24)	—
Change in fair value of contingent consideration	—	—	—	—	(2,136)
Other	(57)	(30)	—	—	(24)
As adjusted (non-GAAP)	$4,243	$6,347	$3,728	$935	$(229)
3. The adjusted tax rate for the first six months of 2024 was 17.0 percent, as detailed below:

	Six Months Ended June 30, 2024
(dollars in millions)	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$3,901	$1,156	29.6%
Specified items	6,741	650	9.6%
As adjusted (non-GAAP)	$10,642	$1,806	17.0%